EXHIBIT 99.1

O2Diesel Corp Announces Quarterly Earnings

NEWARK, DE, May 17, 2005—O2Diesel Corporation, (AMEX:OTD), pioneer in the development of a cost-effective, cleaner burning diesel fuel for centrally fueled fleets of all types, reported yesterday a net loss of $1.69 million, or ($0.06) per share, for the first quarter ended March 31, 2005, as disclosed in it’s Form 10-QSB filed with the Securities and Exchange Commission. This compares to a net loss of $1.73 million, or ($0.06) per share, for the same quarter in 2004. At March 31, 2005, the Company had $1.10 million in cash and cash equivalents.

Commenting, Alan Rae, O2Diesel President and CEO said, “Last week Springfield, Illinois, became the third city to join the growing list of municipal transit authorities participating in O2Diesel’s CityHome program. The efforts of the last twelve months are now producing positive results, and we are encouraged by the growing market interest in O2Diesel™.”

Key Business Highlights

•	Launched on March 10, 2005, in Lincoln, Nebraska, CityHome is a national clean air initiative involving O2Diesel, municipal transit authorities and corporate sponsors that enables municipal bus fleets to convert to O2Diesel™ fuel. Corporate sponsorships make it possible for transit authorities to use cleaner-burning O2Diesel™ fuel at no additional cost. The three cities already committed to the CityHome program, Lincoln, Nebraska, Johnson County, Kansas and Springfield, Illinois are projected to use in excess of 1,000,000 gallons (3,781,000 litres) of O2Diesel™ on an annual basis.

•	Following a comprehensive testing period, Long Beach Container Terminal Inc. converted its entire fleet of 104 diesel-powered heavy-duty container handling equipment to O2Diesel™ fuel in April 2005. The fleet is expected to consume in excess of 750,000 gallons (2,836,000 litres) of O2Diesel™ on an annual basis.

More about O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX: OTD) and its U.S. subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ — the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products and failure to capitalize upon access to new markets. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Company Contact:
Alan Rae
+1 (302) 266-6000
ir@o2diesel.com